Exhibit 10.3

CLAYTON UTZ

EXECUTION COPY

Deed of guarantee and indemnity

HSBC Bank Australia Limited

ABN 48 006 434 162

Security Trustee

ResMed Inc.

ResMed Corp.

US Guarantors

ResMed Limited

ABN 30 003 765 142

Borrower

The Clayton Utz contact for this document is

Jason Huinink on +61 2 9353 4000

Clayton Utz

Lawyers

Levels 19-35 No. 1 O’Connell Street Sydney NSW 2000 Australia

PO Box H3 Australia Square Sydney NSW 1215

T +61 2 9353 4000 F +61 2 8220 6700

www.claytonutz.com

Our reference 15136/15286/80038182

Table of contents

1.	Definitions and interpretation		1

	1.1	Definitions	1
	1.2	Facility Agreement	2
	1.3	Interpretation	3
	1.4	Finance Document	3

2.	Guarantee		3

	2.1	Consideration	3
	2.2	Guarantee	3
	2.3	Payment by US Guarantor	4

3.	Indemnity		4

4.	Liability as guarantor and indemnifier		4

5.	Nature and preservation of liability		4

	5.1	Absolute liability	4
	5.2	Unconditional liability	4
	5.3	Waiver of defences	6
	5.4	No merger	6
	5.5	No obligation to gain consent	6
	5.6	Appropriation	6
	5.7	Void or voidable transactions	7
	5.8	Insolvency	8
	5.9	No set-off, counterclaim, etc.	8
	5.10	Restriction on US Guarantor’s dealings	8
	5.11	Claim on each US Guarantor	9
	5.12	Waiver of rights	9
	5.13	Exercise of subrogation rights	9

6.	Representations and warranties		9

	6.1	Representations and warranties	9
	6.2	Representations and warranties repeated	11
	6.3	Reliance on representations and warranties	11
	6.4	No representations by the Security Trustee	11
	6.5	Security Trustee has no duty to disclose	11

7.	General covenants		11

	7.1	General undertakings	11
	7.2	Reports and information	12
	7.3	Financial undertakings	12
	7.4	Ratification and Consent	13

8.	Payments		14

	8.1	On demand	14
	8.2	Payment in gross	14
	8.3	Interest	14
	8.4	Merger	14
	8.5	No set-off or deduction	14
	8.6	Currency indemnity	15
	8.7	Currency of payments	15

9.	General Indemnity		15

i

10.	Security Trustee		15

	10.1	Limitation of liability of the Security Trustee	15
	10.2	Replacement of the Security Trustee	16

11.	Assignment		16

12.	Governing law		16

13.	Jurisdiction		16

14.	Miscellaneous		16

	14.1	Certificate of Security Trustee	16
	14.2	Notices	17
	14.3	Continuing obligation	18
	14.4	Further assurance	18
	14.5	Form of demand	18
	14.6	Severance	18
	14.7	Powers cumulative	18
	14.8	Waiver	19
	14.9	Consents	19
	14.10	Changes in legislation (moratorium)	19
	14.11	Confidentiality	19
	14.12	Disclosure to assignees or substitutes	20
	14.13	Set-off	20
	14.14	Counterparts	20
	14.15	Termination	20

ii

Deed of guarantee and indemnity made on a 8 June 2006

Parties	HSBC Bank Australia Limited ABN 48 006 434 162 of HSBC Centre, 580 George Street, Sydney NSW 2000, Australia in its capacity as security trustee (“Security Trustee”)

ResMed Inc., a Delaware corporation, with its principal office at 14040 Danielson Street, Poway, CA 92064, USA

ResMed Corp., a Minnesota corporation, with its principal office at 14040 Danielson Street, Poway, CA 92064, USA

(“US Guarantors”)

ResMed Limited ABN 30 003 765 142 of 97 Waterloo Road, Macquarie Park, NSW 2113, Australia (“Borrower”)

Background

A	At the request of, inter alia, each US Guarantor, the Financiers and the Working Capital Financiers have agreed to make the facilities available to the Debtors pursuant to the Facility Agreement and the Working Capital Agreements respectively.

B	A condition precedent to the Debtors’ utilisation of the Facilities and the facilities provided under the Working Capital Agreements is that each US Guarantor enters into this deed of guarantee and indemnity.

Operative provisions

1.	Definitions and interpretation

1.1	Definitions

In this deed:

“Debtors” means:

(a)	the Borrower;

(b)	ResMed SA;

(c)	ResMed (UK) Limited;

(d)	ResMed GmbH & Co. KG; and

(e)	any other Subsidiary of the Parent who becomes a party to a Working Capital Agreement.

“Default” means:

(a)	any Event of Default; or

(b)	Potential Event of Default.

“Facility Agreement” means the syndicated facility agreement dated on or about the date of this deed and entered into between ResMed Limited ABN 30 003 765 142 as borrower, each person listed in schedule 1 of the facility agreement as original financier and HSBC Bank Australia Limited as facility agent and security trustee.

“Guaranteed Money” means all money the payment or repayment of which forms part of the Obligations.

“Insolvency Provision” means any law relating to insolvency, sequestration, liquidation or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences, and any law under which a liquidator or trustee in bankruptcy may set aside or avoid transactions), and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person or any analogous or similar law or provision in any jurisdiction.

“Obligations” means all the liabilities and obligation of the Debtors to the Finance Parties under or by reason of the Finance Documents and includes any liabilities or obligations which:

(a)	are liquidated or unliquidated;

(b)	are present, prospective or contingent;

(c)	are in existence before or come into existence on or after the date of this deed;

(d)	relate to the payment of money or the performance or omission of any act;

(e)	sound in damages only; or

(f)	accrue as a result of any Event of Default,

and irrespective of:

(g)	whether each Debtor is liable or obligated solely, or jointly, or jointly and severally with another person;

(h)	the circumstances in which any Finance Party comes to be owed each liability or obligation and in which each liability or obligation comes to be guaranteed by this deed including any assignment of any liability or obligation or of this deed; or

(i)	the capacity in which each Debtor and the Finance Parties come to owe or be owed such liability or obligation.

“Power” means any right, power, authority, discretion, remedy or privilege conferred on the Security Trustee by any Finance Document, by statute or by law or equity.

“Security Trust” has the meaning given to it in the Security Trust Deed.

“UBOC Intercreditor Agreements” means, collectively, that certain Intercreditor Agreement dated as of 1 March 2006, by Union Bank of California, N.A., as Administrative Agent (“UBOC”), and Security Trustee (and acknowledged and agreed to by the Parent), and the Acknowledgement of Structural Subordination Agreement dated as of 1 March 2006, by UBOC and the Security Trustee (and acknowledged and agreed to by ResMed Corp.)

1.2	Facility Agreement

Unless otherwise defined in this deed, expressions used in this deed have the same meanings as in the Facility Agreement.

1.3	Interpretation

In this deed:

(a)	headings are for convenience only and do not affect interpretation,

and unless the context indicates a contrary intention:

(b)	if more than one person is identified as the Debtor, that expression refers to them, and the obligations of the Debtor under this deed bind them, jointly and severally;

(c)	if more than one person is identified as the US Guarantor, that expression refers to them, and the obligations of the US Guarantor under this deed bind them, jointly and severally;

(d)	“person” includes an individual, the estate of an individual, a corporation, a Government Authority, an association or a joint venture (whether incorporated or unincorporated), a partnership, and a trust;

(e)	a reference to a party includes that party’s executors, administrators, successors and permitted assigns, including persons taking by way of novation;

(f)	a reference to a document (including this deed) is to that document as varied, novated, ratified or replaced from time to time;

(g)	a reference to a statute includes its delegated legislation and a reference to a statute or delegated legislation or a provision of either includes consolidations, amendments, re-enactments and replacements;

(h)	a word importing the singular includes the plural (and vice versa), and a word importing a gender includes every other gender;

(i)	a reference to a party, clause, schedule, exhibit, attachment or annexure is a reference to a party, clause, schedule, exhibit, attachment or annexure to or of this deed, and a reference to this deed includes all schedules, exhibits, attachments and annexures to it;

(j)	if a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning; and

(k)	“includes” in any form is not a word of limitation.

1.4	Finance Document

This deed is a Finance Document for the purposes of the Facility Agreement.

2.	Guarantee

2.1	Consideration

Each US Guarantor acknowledges that it has received valuable consideration for entering into this deed.

2.2	Guarantee

Each US Guarantor irrevocably and unconditionally guarantees to each Finance Party the satisfaction and payment in full of the Obligations by each Debtor.

2.3	Payment by US Guarantor

If a Debtor does not pay the Guaranteed Money on the due date, subject to the UBOC Intercreditor Agreements, each US Guarantor will immediately on demand pay to the Security Trustee the Guaranteed Money which is then due and unpaid or which later becomes due, owing or payable.

3.	Indemnity

Each US Guarantor as a separate additional and primary liability irrevocably and unconditionally agrees to indemnify each Finance Party and keep each Finance Party indemnified against any loss or damage suffered by that Finance Party arising out of:

(a)	any failure by any Debtor to satisfy the Obligations; or

(b)	any obligation or liability that would otherwise form part of the Obligations being void, voidable or unenforceable against or irrecoverable from any Debtor for any reason, whether or not the Security Trustee knew or ought to have known of that reason, provided that the foregoing indemnity shall not apply to any loss or damage arising solely as a result of a Finance Party’s gross negligence, fraud or wilful default.

4.	Liability as guarantor and indemnifier

Any reference in this deed to the obligations or liabilities of each US Guarantor will be construed as a reference to its obligations or liabilities, whether as a guarantor or indemnifier or both under this deed. The use of the expression “US Guarantor” in this deed in relation to a party is not to be construed as diminishing that party’s obligations as an indemnifier under this deed,

5.	Nature and preservation of liability

5.1	Absolute liability

(a)	The liability of each US Guarantor under this deed is absolute and is not subject to the performance of any condition precedent or subsequent, including any condition between any US Guarantor and the Finance Parties or between the US Guarantors.

(b)	This deed binds each person who has executed it, despite:

(i)	any person, whether named as a party or not, not executing this deed or any Finance Document;

(ii)	the execution of this deed or any Finance Document by any person is invalid, forged or irregular in any way; or

(iii)	this deed or any Finance Document is or becomes unenforceable, void or voidable against any other person.

5.2	Unconditional liability

Unless otherwise provided for in this deed, the liability of each US Guarantor under this deed will not be affected by any act, omission, matter or thing which, but for this clause 5.2, might operate in law or in equity to release a US Guarantor from that liability or to reduce the relevant US Guarantor’s liability under this deed including, any of the following:

(a)	(Event of Insolvency): the occurrence before, on or at any time after the date of this deed, of any Event of Insolvency in relation to any Obligor;

(b)	(Distribution): the receipt by any Finance Party of any payment, dividend or distribution under any Insolvency Provision in relation to any Obligor (other than payment in full of the Obligations);

(c)	(Event of Default): the occurrence of any Event of Default;

(d)	(Invalidity etc): any Finance Document or any payment or other act, the making or doing of which would otherwise form part of the Obligations being or becoming or being conceded to be frustrated, illegal, invalid, void, voidable, unenforceable or irrecoverable in whole or in part for any reason whether past, present or future;

(e)	(Further Security): any Finance Party accepting or declining to accept any Security from any person at any time;

(f)	(Time or indulgence): any Finance Party granting time, waiver or other indulgence or concession to, or making any composition or compromise with, any Obligor;

(g)	(Forbearance): any Finance Party not exercising or delaying (whether deliberately, negligently, unreasonably or otherwise) in the exercise of any Power it has for the enforcement of any Finance Document or any Obligation;

(h)	(Acquiescence or other omission): any laches, acquiescence or other act, neglect, default, omission or mistake by any Finance Party;

(i)	(Repudiation): the determination, rescission, repudiation or termination, or the acceptance of any of the foregoing, by any Finance Party or any Obligor of any Finance Document or any Obligation;

(j)	(Variation): any variation to any Finance Document or any Obligation, whether or not that variation is substantial or material, or imposes any additional liability on or disadvantages any Obligor;

(k)	(Release): the full, partial or conditional release or discharge by the Finance Parties or by operation of law, of any Obligor from any Finance Document or any Obligation;

(1)	(Security property): the release of any property from any Security or the substitution of any property in place of any other property the subject of a Security;

(m)	(Security): the Security Trustee releasing, wasting, destroying, abandoning, prejudicing or not perfecting, maintaining, preserving, enforcing or realising or not properly enforcing or realising any Security;

(n)	(Loss of Security): the failure to obtain any Security or the loss or impairment of any Security by operation of law or otherwise, whether or not the same is in breach of any express or implied condition to obtain or preserve that Security, or is in breach of any equitable duty which might otherwise have been imposed on the Security Trustee;

(o)	(Priority of Securities): the Security Trustee agreeing to the postponement or loss of any priority attaching to any Security;

(p)	(Accounts): the opening or operation of any new account with any Finance Party by any Obligor;

(q)	(Change of constitution): any change in membership (whether by death or retirement of an existing member, admission of a new member, or otherwise) or in the name of any partnership, firm or association in which any Obligor is a member;

(r)	(Transfer): the transfer, assignment or novation by any Finance Party or any Obligor of all or any of its rights or obligations under any Finance Document or any Obligation;

(s)	(Disclosure): any failure by any Finance Party to disclose to any US Guarantor any material or unusual fact, circumstance, event or thing known to, or which ought to have been known by, the Finance Parties relating to or affecting any Obligor at any time before or during the currency of this deed, whether prejudicial or not to the rights and liabilities of any US Guarantor and whether or not any Finance Party under any duty to disclose that fact, circumstance, event or thing to the relevant US Guarantor or to any other Obligor;

(t)	(Covenant not to take action): any Finance Party agreeing with any Obligor not to sue, issue process, sign or execute judgment, commence proceedings for bankruptcy or liquidation, participate in any administration, scheme or deed of arrangement or reconstruction, prove in any bankruptcy or liquidation, or do anything else in respect of the liability of any Obligor; or

(u)	(Working Capital Agreements): any Working Capital Agreement being entered into after the date of this deed.

5.3	Waiver of defences

Each US Guarantor waives any defence arising by reason of any disability or other defence of any Debtor or any other guarantor, or the cessation from any cause whatsoever of the liability of any Debtor (other than payment in full of the Obligations), or any claim that that US Guarantor’s obligations exceed or are more burdensome than those of any Debtor and waives the benefit of any statute of limitations affecting the liability of that US Guarantor under this deed.

5.4	No merger

(a)	This deed is in addition to and does not merge with, postpone, lessen or otherwise prejudicially affect any Finance Document or any other Power of the Security Trustee or any other Finance Party,

(b)	The Security Trustee will hold any judgment or order obtained by it against any person in respect of the Guaranteed Money or the Obligations collaterally with this deed none of which will merge in that judgment or order.

5.5	No obligation to gain consent

Each US Guarantor need not consent to or be made aware of any event referred to in clause 5.2, any transaction between the Finance Parties and any Obligor, or any particulars concerning any obligation or liability that forms part of the Obligations.

5.6	Appropriation

(a)	The Security Trustee is under no obligation to marshal or appropriate in favour of any US Guarantor, or to exercise, apply, transfer or recover in favour of any US

Guarantor, any Security or any funds or assets which the Security Trustee holds, has a claim on, or has received or is entitled to receive, but may do so in the manner and order as the Security Trustee determines in its absolute discretion, in each case subject to the UBOC Intercreditor Agreements.

(b)	The Security Trustee may hold in a suspense account (without liability to pay interest) any money which it receives from a US Guarantor, or which it receives on account of a US Guarantor’s liability under this deed, and which the Security Trustee may, at its discretion, appropriate in reduction of the relevant US Guarantor’s liability under this deed, in each case subject to the UBOC Intercreditor Agreements.

5.7	Void or voidable transactions

If:

(a)	(i) the Security Trustee has at any time released or discharged:

A.	a US Guarantor from its obligations under any Finance Document; or

B.	any assets of a US Guarantor from a Security,

in either case in reliance on a payment, receipt or other transaction to or in favour of the Security Trustee; or

(ii)	any payment or other transaction to or in favour of the Security Trustee has the effect of releasing or discharging:

A.	a US Guarantor from its obligations under any Finance Document; or

B.	any assets of a US Guarantor from a Security; and

(b)	that payment, receipt or other transaction is subsequently claimed by any person to be void, voidable or capable of being set aside for any reason, including under an Insolvency Provision or under the general law; and

(c)	that claim is upheld or is conceded or compromised by the Security Trustee;

then

(d)	(Restitution of rights): the Security Trustee will immediately become entitled against the relevant US Guarantor to all rights (including under any Security) as it had immediately before that release or discharge;

(e)	(Restore position): the relevant US Guarantor must immediately do all things and execute all documents as the Security Trustee may reasonably require to restore to the Finance Parties all those rights; and

(f)	(Indemnity): the relevant US Guarantor must indemnify the Security Trustee against costs, losses and expenses suffered or incurred by it in or in connection with any negotiations or proceedings relating to the claim or as a result of the upholding, concession or compromise of the claim.

5.8	Insolvency

Until payment of the Obligations in full, each US Guarantor must not lodge any proof of debt or similar claim on the occurrence of an Event of Insolvency in relation to an Obligor in competition with the Finance Parties. Each US Guarantor irrevocably appoints the Security Trustee as its attorney to prove in the insolvency of any Obligor for all money to which that US Guarantor may be entitled from that Obligor. Provided however that each US Guarantor may lodge any proof of debt or similar claim in relation to an Obligor if that US Guarantor has given the Security Trustee notice of its intention to do so and either:

(a)	the Security Trustee has consented; or

(b)	on the last day of the expiry of the time limit for filing a proof of debt or similar claim, the Security Trustee has not itself filed any such proof of debt or claim.

5.9	No set-off, counterclaim, etc

Each US Guarantor’s liability under this deed will not be reduced or avoided by any defence, set-off or counterclaim available to any other Obligor against any Finance Party.

5.10	Restriction on US Guarantor’s dealings

(a)	Until payment of the Obligations in full, each US Guarantor must not without the Security Trustee’s prior written consent:

(i)	(No proceedings): institute any proceedings against any other Obligor;

(ii)	(No demand): make any demand for, or accept any money in part or complete satisfaction of, any liability on any account of any other Obligor other than in respect of:

A.	a liability arising out of the supply of goods and services by it to that Obligor in the ordinary course of its ordinary business and on arm’s length terms; and

B.	any intercompany loans by a US Guarantor to any other member of the Group provided that any such intercompany loans are fully subordinated to the Obligations and any repayment of such intercompany loans can only be made if no Default has occurred;

(iii)	(No encumbrances): create or permit to exist any Encumbrance as security for any obligation which it owes to any other Obligor; or

(iv)	(No set-off): set off any money owing by it against any liability owing to it by any Obligor, or permit any Obligor to set off any money owing by that Obligor to it against any liability owing to that Obligor by it, in each case other than in its ordinary course of business and provided that no Event of Default has occurred.

(b)	Each US Guarantor agrees to hold the benefit of any payment received by it, any set-off effected in its favour, and any Encumbrance (and the proceeds of its realisation) created or existing, in breach of clause 5.10(a) on trust for the Finance Parties, to be applied in or towards satisfaction of each US Guarantor’s liability under this deed, in each case subject to the UBOC Intercreditor Agreements.

5.11	Claim on each US Guarantor

The Security Trustee is not required to make any claim or demand on the principal debtor under the relevant Finance Document or on any other Obligor, or to enforce any Finance Document, or any other Power against any Obligor, before making any demand or claim on a US Guarantor.

5.12	Waiver of rights

Until payment of the Obligations in full, each US Guarantor must not exercise any right to contribution, indemnity or subrogation which it might otherwise be entitled to claim and enforce against any Obligor until all the Guaranteed Money has been paid to, discharged or recovered by the Finance Parties and no claim referred to in clause 5.7(b) is actually or potentially pending, upheld, conceded or compromised in relation to that payment or other transaction relied on by the Finance Parties as the basis for any discharge.

5.13	Exercise of subrogation rights

Until payment of the Obligations in full, each US Guarantor must not seek the transfer to it of any Security which is subject to an agreed order of priority in the Security Trustee’s hands under any right of subrogation, unless and until it has entered into a deed under which it undertakes to be bound by the priority affecting that Security with the other parties to that agreed order of priority.

6.	Representations and warranties

6.1	Representations and warranties

Each US Guarantor represents and warrants that:

(a)	(status) it is duly incorporated and validly existing under the laws of its state of incorporation;

(b)	(power) it has full legal capacity and power to:

(i)	own its property and to carry on its business; and

(ii)	enter into this deed and to carry out the transactions that this deed contemplates;

(c)	(corporate authority) it has taken all corporate action that is necessary or desirable to authorise its entry into this deed and its carrying out the transactions that this deed contemplates;

(d)	(Authorisations) it holds each Authorisation that is necessary or desirable to:

(i)	enable it to properly execute this deed and to carry out the transactions that this deed contemplates;

(ii)	ensure that this deed is legal, valid, binding and admissible in evidence; or

(iii)	enable it to properly carry on its business.

and it is complying with any conditions to which any of these Authorisations is subject;

(e)	(documents effective) this deed constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors’ rights generally), subject to any necessary stamping or registration;

(f)	(ranking) its payment obligations under this deed rank at least pari passu with all its unsecured and unsubordinated payment obligations (whether present or future, actual or contingent), other than obligations that are mandatorily preferred by law;

(g)	(no contravention) neither its execution of this deed nor the carrying out by it of the transactions that this deed contemplates, does or will:

(i)	contravene any law to which it or any of its property is subject or any order of any Government Authority that is binding on it or any of its property;

(ii)	contravene any Authorisation;

(iii)	contravene any undertaking or instrument binding on its or any of its property;

(iv)	contravene its Constitution; or

(v)	require it to make any payment or delivery in respect of any Financial Liability before it would otherwise be obliged to do so;

(h)	(no litigation) no litigation, arbitration, mediation, conciliation or administrative proceedings are taking place, pending, or to the knowledge of any of its officers threatened which, if adversely decided, is reasonably expected to have a Material Adverse Effect on it;

(i)	(other information):

(i)	the other information and reports (if any) that it has given to the Finance Parties in connection with this deed are true and accurate in all material respects and not misleading in any material respect (including by omission); and

(ii)	any forecasts and opinions in them are fair and reasonable (and were made or formed after due inquiry and consideration by appropriate officers of the US Guarantor),

as at the date of this deed or, if given later, when given;

(j)	(disclosure of relevant information) it has disclosed to the Security Trustee all the information that is material to an assessment by the Finance Parties of the risks that it assumes by entering into this deed;

(k)	(no filings or Taxes) it is not necessary or desirable, to ensure that this deed is legal, valid, binding or admissible in evidence, that this deed or any other document be filed or registered with any Government Authority, or that any Taxes be paid;

(1)	(no Encumbrance) none of its property is subject to an Encumbrance other than a Permitted Encumbrance;

(m)	(no Controller) no Controller is currently appointed in relation to any of its property;

(n)	(no trust) it is not entering into this deed as trustee of any trust or settlement;

(o)	(no security to US Guarantor) it has not taken any Encumbrance from any other US Guarantor for or in consideration of assuming any of its obligations under this deed;

(p)	(benefit) its entry into this deed is in its best interests and for its benefit; and

(q)	(Facility Agreement) it has received and read a copy of the Facility Agreement and the Working Capital Agreements.

6.2	Representations and warranties repeated

Each representation and warranty in this deed will be repeated on each day whilst any of the Guaranteed Money remains outstanding with reference to the facts and circumstances then subsisting

6.3	Reliance on representations and warranties

Each US Guarantor acknowledges that the Security Trustee has executed this deed and agreed to take part in the transactions that this deed contemplates in reliance on the representations and warranties that are made or repeated in this clause.

6.4	No representations by the Security Trustee

Each US Guarantor acknowledges that it has not relied and will not rely on any representation, statement or promise made by or on behalf of the Security Trustee in deciding to enter into this deed or to exercise any right or perform any obligations under it.

6.5	Security Trustee has no duty to disclose

Except as provided in this deed, the Security Trustee was not, before execution of this deed by the US Guarantors, and is not in the future, liable to do anything (including disclosing any information to the US Guarantors) relating to the Debtors’ affairs or transactions with the Finance Parties.

7.	General covenants

7.1	General undertakings

Until payment in full of the Obligations, each US Guarantor must:

(a)	(maintain status) maintain its status as a duly incorporated company which is validly existing;

(b)	(comply with law) comply with all applicable law including by paying when due all Taxes for which it or any of its property is assessed or liable (except to the extent that these ate being diligently contested in good faith and by appropriate proceedings and it has made adequate reserves for them), other than where such non-compliance is not reasonably expected to have a Material Adverse Effect;

(c)	(keep books) keep proper books recording its activities (including financial records), and permit the Security Trustee or its representatives on request upon reasonable prior notice during regular business hours to examine and take copies of them;

(d)	(hold Authorisations) obtain and maintain each Authorisation that is necessary or desirable to:

(i)	execute this deed and to carry out the transactions that this deed contemplates;

(ii)	ensure that this deed is legal, valid, binding and admissible in evidence; or

(iii)	enable it to properly carry on its business,

and must comply with any conditions to which any of these Authorisations is subject;

(e)	(patents) maintain and keep registered under all applicable laws all patents and trade marks registered in the name of the US Guarantor or any of its subsidiaries if not to do so is reasonably expected to have a Material Adverse Effect; and

(f)	(no security to US Guarantor) not take any Encumbrance from any other Obligor for or in consideration of assuming any of its obligations under this deed.

7.2	Reports and information

Until payment in full of the Obligations:

(a)	(information) the Parent agrees to provide the Security Trustee with access to the electronic notification system employed by the Parent so that the Security Trustee will receive electronic notification, when filed with the Securities and Exchange Commission, of and access to copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent and filed or required to be filed with the Securities and Exchange Commission, and copies of all annual, regular, periodic and special reports and registration statements which the Parent may file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 19.34, as amended; and

(b)	each US Guarantor must give the Security Trustee:

(i)	(notice of litigation) full details of any litigation, arbitration, mediation, conciliation or administrative proceedings which, if adversely decided, is reasonably expected to have a Material Adverse Effect on it as soon as the proceedings are commenced or threatened; and

(ii)	(other information) promptly on request (and in any event within 10 Business Days) any other information relating to the financial condition, business, property and affairs of itself or any of its related bodies corporate that the Security Trustee reasonably requests.

7.3	Financial undertakings

Until payment in full of the Obligations, each US Guarantor must:

(a)	(negative pledge) not create or permit to exist, and ensure that none of its subsidiaries creates or permits to exist, any Encumbrance over any of its property, other than a Permitted Encumbrance (including, for the avoidance of doubt, the UBOC Security and any securities which replace those securities);

(b)	(no Financial Liabilities) not incur Financial Liabilities which would cause Financial Liabilities for the Group to exceed USD50,000,000 (or its Equivalent), and must ensure that none of its Subsidiaries incurs Financial Liabilities which would cause that amount to be exceeded, without the prior written consent of the Security Trustee, other than under the UBOC Facilities and the Intercompany Loans, provided that the principal amount of the Financial Liabilities under each Intercompany Loan must not at any time exceed the aggregate of USD10,000,000 and the principal amount of the Financial Liabilities under each Intercompany Loan as at the date of this deed, and the principal amount of the Financial Liabilities under the UBOC Facilities (or any facilities that replace the UBOC facilities) must not at any time exceed USD75,000,000 (or any higher amount approved from time to time by the Security Trustee);

(c)	(no disposal of property) not dispose of, declare a trust over or otherwise create an interest in, and must ensure that none of its direct and/or indirect subsidiaries disposes of, declares a trust over or otherwise creates an interest in, all or a substantial part of its property or assets (either in one or several transactions, whether or not related) over any of its property or assets (including its business) which has an aggregate value exceeding USD30,000,000 (or its Equivalent) in any Twelve-Month Period except:

(i)	as permitted by paragraph (a);

(ii)	with the prior written consent of the Security Trustee which will not be unreasonably withheld;

(iii)	at arm’s length and for full value in a transaction that is entered into in the ordinary course of its ordinary business; or

(iv)	by a direct and/or indirect subsidiary of the US Guarantor:

A.	to the US Guarantor; or

B.	to another direct and/or indirect subsidiary of the US Guarantor if the US Guarantor’s ownership interest in the receiving direct and/or indirect subsidiary is at least the same as US Guarantor’s percentage ownership in the disposing subsidiary; and

(d)	(insurance) keep, and must ensure that each of its subsidiaries keeps, its property and business insured:

(i)	against the risks and in the amounts that are prudent or usual for a person conducting a business similar to the US Guarantor, with sound and reputable insurers; or

(ii)	as the Security Trustee reasonably requires,

and must provide the Security Trustee on request with details of the insurance, evidence that it is in full effect and evidence that all premiums have been paid.

7.4	Ratification and Consent

ResMed Inc., as the ultimate holder of the shares in each of the Obligors, consents to and ratifies the execution by each other Obligor of all the Finance Documents to which it is a party.

8.	Payments

8.1	On demand

Subject to the UBOC Intercreditor Agreements, all money payable by each US Guarantor under this deed will be paid by each US Guarantor on demand by the Security Trustee in immediately available funds to the account and in the manner notified by the Security Trustee to each US Guarantor.

8.2	Payment in gross

All money received or recovered by the Security Trustee on account of the Guaranteed Money will be treated as payments in gross without any right on the part of any US Guarantor to claim the benefit of any money received or recovered by the Security Trustee or any Security, until the Security Trustee has been paid 100 cents on the dollar in respect of the Guaranteed Money or as otherwise determined and/or approved by a bankruptcy court.

8.3	Interest

As a liability separate and distinct from each US Guarantor’s liability under clauses 2 and 3, each US Guarantor will, subject to the UBOC Intercreditor Agreements, on demand by the Security Trustee pay interest on all amounts due and payable by it and unpaid under or in respect of this deed. Interest will accrue on those amounts from day to day from the due date up to the date of actual payment, before and (as a separate and independent obligation) after judgment, at the Default Rate for successive 30 day interest periods commencing on the date of default (or such other period selected by the Security Trustee) and, if not paid when due, will itself bear interest in accordance with this clause 8.3.

8.4	Merger

If the liability of a US Guarantor to pay to the Security Trustee any money under this deed becomes merged in any judgment or order, then, as an independent obligation, the relevant US Guarantor will pay interest on the amount of that money at the rate which is the higher of that payable under clause 8.3 and that fixed by or payable under the judgment or order.

8.5	No set-off or deduction

Subject to any Finance Document, all payments by any US Guarantor to the Security Trustee will be:

(a)	free of any set-off or counterclaim; and

(b)	without deduction or withholding for or on account of any present or future Taxes, unless a US Guarantor is compelled by law to make any deduction or withholding.

If a US Guarantor is compelled by law to make any deduction or withholding for or on account of any present or future Taxes (not being Taxes on the overall net income of any Finance Party), then it will:

(i)	pay to the Security Trustee any additional amounts necessary to enable the Security Trustee to receive (after all deductions and withholdings for those Taxes) a net amount equal to the full amount which would otherwise be payable to the Security Trustee if no deduction or withholding was required to be made;

(ii)	promptly (and within the time prescribed by law) pay to the relevant taxing authority the amount of those Taxes which it is compelled by law to deduct or withhold, and indemnify the Security Trustee for any Taxes and interest or penalties to which the Security Trustee may become liable consequent on the failure of it to pay those Taxes; and

(iii)	deliver to the Security Trustee, promptly on request from the Security Trustee, a copy of any receipt issued by the relevant taxing authority on payment of those Taxes,

8.6	Currency indemnity

If, for any reason (including as a result of a judgment or order), an amount payable by a US Guarantor under or in respect of this deed (“Relevant Amount”) is received by the Security Trustee in a currency (“Payment Currency”) that is not the currency in which the amount is expressed to be payable under this deed (“Required Currency”) then the US Guarantor, as an independent obligation, must indemnify the Security Trustee against, and must pay the Security Trustee on demand the amount of, any shortfall between:

(a)	the amount of Required Currency which the Security Trustee receives on converting the amount it received in the Payment Currency into an amount in the Required Currency in accordance with its usual practice; and

(b)	the Relevant Amount in the Required Currency.

8.7	Currency of payments

The US Guarantors must make payment under this deed in the same currency that the Debtor is required to make payment to the Finance Parties. Otherwise, the US Guarantors must make each payment under this deed in US Dollars.

9.	General Indemnity

The Borrower must indemnify the Security Trustee against, and must pay the Security Trustee on demand the amount of, all losses, liabilities, expenses and Taxes incurred in connection with the administration, and any actual or attempted preservation or enforcement, of any rights under this deed.

10.	Security Trustee

10.1	Limitation of liability of the Security Trustee

(a)	The Security Trustee is entering into this deed and each other Finance Document to which it is a party as trustee of the Security Trust.

(b)	The recourse of any other party against the Security Trustee under this deed or any other Finance Document is limited to the property held by the Security Trustee pursuant to the Security Trustee and the right of the Security Trustee to be indemnified out of such property.

(c)	No party under this deed may seek to enforce any right under this deed or any other Finance Document against the Security Trustee personally or against any property of the Security Trustee held in any capacity other than stated in this clause 10.1 except in the case of gross negligence, fraud or wilful default by the Security Trustee.

10.2	Replacement of the Security Trustee

(a)	The Security Trustee may be replaced by a successor in accordance with the Security Trust Deed.

(b)	On the date of its appointment, the successor Security Trustee will assume the rights and obligations of the retiring Security Trustee. However, this does not apply to any obligations of the retiring Security Trustee which arise out of its acts or omissions as Security Trustee before the appointment of the successor, in respect of which the retiring Security Trustee will continue to have obligations imposed by, and the rights contained in, this deed, the Security Trust Deed and the Facility Agreement.

11.	Assignment

(a)	A US Guarantor may only dispose of, declare a trust over or otherwise create an interest in its rights under this deed with the consent of the Security Trustee.

(b)	The Security Trustee may not dispose of, declare a trust over or otherwise create an interest in its rights under this deed other than in accordance with the Security Trust Deed.

12.	Governing law

This deed is governed by and must be construed according to the law applying in New South Wales.

13.	Jurisdiction

(a)	Each US Guarantor irrevocably:

(i)	submits to the non-exclusive jurisdiction of the courts of New South Wales, and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating to this deed; and

(ii)	waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceeding has been brought in an inconvenient forum, if that venue falls within clause 13(a)(i).

(b)	Each US Guarantor irrevocably appoints the Borrower at its registered office from time to time to receive on its behalf process issued out of the courts in New South Wales or any other Australian jurisdiction in connection with this deed and agrees that any failure by the process agent to notify the relevant US Guarantor of the process will not invalidate the proceedings concerned. The Borrower accepts this appointment.

14.	Miscellaneous

14.1	Certificate of Security Trustee

A certificate in writing signed by the Security Trustee or by an officer of the Security Trustee certifying any amount payable by any US Guarantor or the Borrower to the Security Trustee or stating any other act, matter or thing relating to this deed or any Finance Document is conclusive and binding on the relevant US Guarantor or the Borrower in the absence of manifest error on the face of the certificate.

14.2	Notices

Each communication (including each notice, consent, approval, request and demand) under or in connection with this deed:

(a)	must be in writing;

(b)	must be addressed as follows (or as otherwise notified by that party to the other party from time to time):

To the Security Trustee:

Name:	HSB Bank Australia Limited
Address:	HSBC Centre, Level 15, 580 George Street
Sydney
NSW 2000
Australia
Fax:	+ 61 2 9006 5534
For the attention of:	Assistant Manager, Credit Operations

To the US Guarantor:

Name:	ResMed Inc.
Address:	14040 Danielson Street
Poway, CA 92064
USA
Fax:	(1) 858 746 2830
For the attention of:	General Counsel

Name:	ResMed Corp.
Address:	14040 Danielson Street
Poway, CA 92064
USA
Fax:	(1) 858 746 2830
For the attention of:	General Counsel

To the Borrower:

Name:	ResMed Ltd
Address:	97 Waterloo Road
Macquarie Park
NSW 2113
Australia
Fax:	(02) 9889 1475
For the attention of:	Vice President, Treasury and Finance

(c)	must be signed by the party making it or (on that party’s behalf) by the solicitor for, or any attorney, director, secretary, or authorised agent of, that party;

(d)	must be delivered by hand or posted by prepaid post to the address, or sent by fax to the number, of the addressee, in accordance with clause 14.2(b); and

(e)	is taken to be received by the addressee:

(i)	(in the case of prepaid post sent to an address in the same country) on the third day after the date of posting;

(ii)	(in the case of prepaid post sent to an address in another country) on the fifth day after the date of posting by airmail;

(iii)	(in the case of fax) at the time in the place to which it is sent equivalent to the time shown on the transmission confirmation report produced by the fax machine from which it was sent; and

(iv)	(in the case of delivery by hand) on delivery, but if the communication is taken to be received on a day that is not a working day or after 5.00 pm, it is taken to be received at 9.00 am on the next working day (“working day” meaning a day that is not a Saturday, Sunday or public holiday and on which banks are open for business generally, in the place to which the communication is posted, sent or delivered)

14.3	Continuing obligation

Until payment of the Obligations in full, this deed is a continuing obligation despite any termination by a US Guarantor, settlement of account, intervening payment, express or implied revocation or any other matter or thing, and the Security Trustee will continue to be entitled to the benefit of this deed as regards the performance of all the Obligations and any contingent or other liability for advances or other financial accommodation to or for the account of any Obligor made after termination, settlement of account, payment, revocation or other matter or thing until a final discharge has been given to the US Guarantors.

14.4	Further assurance

Each US Guarantor must promptly on the request of the Security Trustee, and at its own cost, do all further acts and execute and deliver all further documents as the Security Trustee reasonably requires, or as are required by law, to give effect to the rights and powers of the Security Trustee created, or intended to be created, by this deed.

14.5	Form of demand

A demand on a US Guarantor for payment under this deed may be in any form and contain any information as the Security Trustee reasonably determines. It need not specify the amount of the Guaranteed Money, nor the method or basis of calculation of all or any part of the Guaranteed Money, including amounts of, or in the nature of, interest.

14.6	Severance

If at any time a provision of this deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that will not affect or impair:

(a)	the legality, validity or enforceability in that jurisdiction of any other provision of this deed; or

(b)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this deed.

14.7	Powers cumulative

Each Power is cumulative and in addition to each other Power available to the Security Trustee.

14.8	Waiver

(a)	Failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, any Power by the Security Trustee does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other Power.

(b)	A waiver or consent given by the Security Trustee under this deed is only effective and binding on the Security Trustee if it is given or confirmed in writing.

(c)	No waiver of a breach of a term of this deed operates as a waiver of another breach of that term or of a breach of any other term of this deed.

14.9	Consents

A consent required under, this deed from the Security Trustee may be given or withheld, or may be given subject to any conditions, as the Security Trustee (in its absolute discretion) thinks fit, unless this deed expressly provides otherwise.

14.10	Changes in legislation (moratorium)

If any legislation changes a US Guarantor’s rights or obligations or delays or prejudicially affects the exercise of any Power under this deed, so that the Security Trustee’s rights or obligations are adversely affected, that US Guarantor waives its rights under that legislation to the extent that the waiver is not prohibited or made ineffective by law.

14.11	Confidentiality

Subject to clause 14,12, each party to this deed must not disclose any information concerning the contents of, or the transactions contemplated by, this deed to any person who is not a party, except to the extent that:

(a)	(permitted by documents) the disclosure is expressly permitted by this deed or is made to any Finance Party or Obligor;

(b)	(consent of other party) the Security Trustee consents to the disclosure;

(c)	(public domain) the information is already in the public domain, unless it entered the public domain because of a breach of confidentiality by the party;

(d)	(employees and advisers) the disclosure is made on a confidential basis to the party’s officers, employees, agents, financiers or professional advisers, and is necessary for the party’s business, or is made to any related party of that party;

(e)	(comply with laws) the disclosure is necessary to comply with any applicable law, or an order of a court or tribunal;

(f)	(comply with directives) the disclosure is necessary to comply with a directive or request of any Government Authority or stock exchange (whether or not having the force of law) so long as a responsible person in a similar position would comply;

(g)	(obtain Authorisations) the disclosure is necessary or desirable to obtain an Authorisation from any Government Authority or stock exchange; or

(h)	(discovery and litigation) the disclosure is necessary or desirable in relation to any discovery of documents, or any proceedings before a court, tribunal, other Government Authority or stock exchange.

14.12	Disclosure to assignees or substitutes

(a)	Subject to paragraph (b), the Security Trustee may:

(i)	disclose to a proposed assignee or substitute under clause 10 or 11, or any other person who proposes to enter into contractual relations with the Security Trustee in relation to any Finance Document, any information about the Debtors or any US Guarantor which the Security Trustee considers appropriate; and

(ii)	give a copy of any Finance Document to a proposed assignee or substitute under clause 10 or 11 or any other person described in paragraph (a)(i).

(b)	Any disclosure made under paragraph (a) must be made on the basis that the person to whom the information or document is disclosed must keep that information or document confidential as required by clause 14.11.

14.13	Set-off

The Security Trustee, without notice to the US Guarantors or the Debtors, may, after the occurrence of an Event of Default, combine any account that a US Guarantor holds with the Security Trustee with, or set off any amount that is or may become owing by the Security Trustee to the US Guarantor against, any amount owing by the US Guarantor to the Security Trustee under this deed. For this purpose the Security Trustee may:

(a)	convert amounts into different currencies in accordance with the Security Trustee’s usual practice; and

(b)	during the continuance of such Event of Default, do anything (including execute any document) in the name of the US Guarantor that the Security Trustee considers necessary or desirable.

This subclause overrides any other document or agreement to the contrary.

14.14	Counterparts

This deed may be executed in any number of counterparts and by the parties on separate counterparts. Each counterpart constitutes the deed of each party who has executed and delivered that counterpart.

14.15	Termination

(a)	The obligations of each US Guarantor under this deed will continue until the Security Trustee is satisfied that the Obligations have been irrevocably and unconditionally paid or discharged in full, regardless of any intermediate payment or discharge in whole or in part.

(b)	Upon payment in full of the Obligations in accordance with clause (a), the Security Trustee will, at the request and cost of the US Guarantors, release each US Guarantor from its obligations under this deed.

Executed as a deed.

Signed sealed and delivered for and on behalf of HSBC Bank Australia Limited by its Attorney under a Power of Attorney dated 29 July 2002, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:

Signature of Attorney

Lewis Barton Williams
Signature of Witness	Name of Attorney in full

Jason Anthony Lowe
Name of Witness in full

Executed by ResMed Inc. acting by:

Signature of authorised officer

Name:David Pendarvis	Signature of Witness

Melanie Kracht
Title: Secretary	Name of Witness

Executed by ResMed Corp. acting by:

Signature of authorised officer	Signature of Witness

Name: David Pendarvis	Melanie Kracht
Title: Secretary	Name of Witness

Signed sealed and delivered for and on behalf of ResMed Limited by its Attorney under a Power of Attorney dated 4 May 2006, and the Attorney declares that the Attorney has not received any notice of the revocation of such Power of Attorney, in the presence of:

Signature of Attorney

Brett Andren Sandercock
Signature of Witness	Name of Attorney in full

Mark Abourrk
Name of Witness in full